Report of Independent
Accountants

To the Shareholders of Global
Income Trust, International Equity
Trust,
Emerging Markets Trust and Europe
Fund, and to the Directors of
Legg Mason Global Trust, Inc.:

In planning and performing our
audits of the financial statements of
Global Income Trust, International
Equity Trust, Emerging Markets
Trust, and Europe Fund (comprising
the Legg Mason Global Trust, Inc.,
hereafter referred to as the "Funds")
for the year ended December 31,
2001, we considered the Funds'
internal control, including control
activities for safeguarding securities,
in order to determine our auditing
procedures for the purpose of
expressing our opinion on the Funds'
financial statements and to comply
with the requirements of Form N-
SAR, not to provide assurance on
internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally, controls
that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
United States of America.  Those
controls include the safeguarding of
assets against unauthorized
acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of
internal control to future periods is
subject to the risk that controls may
become inadequate because of
changes in conditions or that the
effectiveness of their design and
operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under
standards established by the
American Institute of Certified
Public Accountants.  A material
weakness is a condition in which the
design or operation of one or more of
the internal control components does
not reduce to a relatively low level
the risk that misstatements caused by
error or fraud in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving internal
control and its operation, including
controls for safeguarding securities,
that we consider to be material
weaknesses as defined above as of
December 31, 2001.

This report is intended solely for the
information and use of the Board of
Directors, management and the
Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these specified parties.



February 22, 2002
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